UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Court, Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Item 8.01	Other Events

The Light Study

On May 12, 2015, Orexigen Therapeutics, Inc. (“Orexigen” or the “Company”) and Takeda Pharmaceutical Company Limited and its wholly-owned subsidiary, Takeda Development Center Americas, Inc. (“Takeda”) announced that they accepted the recommendation of the Executive Steering Committee (“ESC”), chaired by Dr. Steven Nissen of The Cleveland Clinic, for early termination of the Light Study, a cardiovascular (“CV”) outcomes trial that compared the obesity drug Contrave® (naltrexone HCI and bupropion HCl extended-release tablets) to placebo, in addition to diet and exercise counselling, in 8,909 overweight and obese patients with certain CV risk factors. Takeda and Orexigen agreed, and together discussed their preferences with the U.S. Food and Drug Administration (“FDA”), that it was best to conclude the study in an orderly fashion, search for and gather all CV events and other safety data, have the CV events properly adjudicated, carefully analyze the final data and have these data presented and published in a scientific forum.

Since continuation of the Light Study was not a post-marketing requirement (“PMR”), and the majority of patients are no longer on blinded study drug, Orexigen had long advocated shutting down the study in December 2014, corresponding with the time of the 50% interim analysis, and focusing resources on new studies to further evaluate the therapeutic profile of Contrave. The Light Study is not being terminated due to a finding of superiority or harm. The ESC, Takeda and Orexigen expect to report the final Light Study data in a scientific forum after all of the CV events in the Light Study have been collected and properly adjudicated.

At the time of FDA approval of Contrave in September 2014, the FDA required a new CV outcomes trial as a PMR for the evaluation of the effects of long-term treatment with Contrave on the incidence of major adverse CV events in overweight and obese subjects with CV disease or multiple CV risk factors. This new CV outcomes trial is expected to begin later this year and has a target completion date of 2022.

Collaboration Agreement

In September 2014, Orexigen announced that it entered into a non-binding term sheet with Takeda as Takeda attempted to renegotiate the collaboration agreement between Orexigen and Takeda (the “Agreement”). Orexigen has spent time conducting its own diligence, and has continued to negotiate the terms of an amended Agreement with Takeda.

On May 12, 2015, Takeda initiated a formal dispute process pursuant to the terms of the Agreement claiming that Orexigen materially breached the terms of the Agreement. Takeda is seeking, among other things, that Orexigen be responsible to pay the entire cost of the new CV outcomes trial. Pursuant to the terms of the Agreement, Takeda and Orexigen will now enter into a dispute resolution process, which may include arbitration, unless the dispute can be resolved otherwise. Orexigen does not believe this dispute should impact the commercialization of Contrave.

Orexigen is currently evaluating the assertions made by Takeda and believes they are without merit. Orexigen intends to vigorously defend itself and to assert any remedies and counterclaims that it may have against Takeda.

Forward-Looking Statements

Orexigen cautions you that statements included in this current report on Form 8-K that are not a description of historical facts are forward-looking statements. Words such as “believes,” “expects,” “intends,” “may,” and “target” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs, plans and expectations. These forward-looking statements include statements regarding: the plan to report the final Light Study data through a scientific forum after all of the CV events in the Light Study have been collected and properly adjudicated; and the expectation that the new, post-marketing required CV outcomes trial is expected to begin later this year and has a target completion date of 2022; the completion of the Light Study final analysis and the publication of the final results; the belief that the dispute will not have an impact on the commercialization of Contrave; and Orexigen’s plans to enter into a dispute resolution process with Takeda, which may include arbitration and the outcome of that process, as well as any rights, remedies or assertions of counterclaims that Orexigen may make. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this current report on Form 8-K due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the dispute with Takeda could result in an arbitrator determining that Orexigen is in material breach of the collaboration agreement, require Orexigen to pay large sums of money or have other adverse effects on Orexigen; Orexigen’s dependence on Takeda to carry out the new CV outcomes trial and the commercialization of Contrave; competition in the obesity market, particularly from existing therapies; the ability to obtain and maintain intellectual property protection for Contrave; additional analysis of the interim results of the Light Study or the additional CV outcomes trial, including safety-related data, may produce negative or inconclusive results; the therapeutic and commercial value of Contrave; legal or regulatory proceedings against Orexigen, as well as potential reputational harm, as a result of misleading public claims about Orexigen; the therapeutic and commercial value of Contrave; and other risks described in Orexigen’s filings with the

Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this information to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2015 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: May 13, 2015	By:	/s/ Heather D. Turner
	Name:	Heather D. Turner, Esq.
	Title:	SVP, General Counsel and Secretary